Exhibit 32

CERTIFICATION OF PERIODIC REPORT

     The undersigned, Thomas E. Mangold, President and Chief Executive Officer of Affirmative Insurance Holdings, Inc. (the “Company”), and Timothy A. Bienek, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004

/s/ Thomas E. Mangold
Thomas E. Mangold
President and Chief Executive Officer Affirmative Insurance Holdings, Inc.

/s/ Timothy A. Bienek
Timothy A. Bienek
Executive Vice President and Chief Financial Officer Affirmative Insurance Holdings, Inc.